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                                                                     EXHIBIT 5.1

   [Letterhead of Correro Fishman Haygood Phelps Walmsley & Casteix, L.L.P.]

                                 April 15, 2002


US Unwired Inc.
901 Lakeshore Drive
Lake Charles, LA  70601

     Re:  US Unwired Inc.
          Registration Statement on Form S-3
          Registration No. 333-85314

Ladies and Gentlemen:

     We have acted as counsel to US Unwired Inc., a Louisiana corporation (the "Corporation"), in connection with the filing, with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), of the above referenced Registration Statement that relates to 546,396 shares (the "Shares") of the common stock, par value $.01 per share, of the Corporation that are issuable upon exercise of warrants, which warrants (the "Exchanged Warrants") were exchanged by the Corporation on April 1, 2002, pursuant to the provisions of an Agreement and Plan of Merger, dated as of December 19, 2001, among the Corporation, IWO Holdings, Inc., a Delaware corporation ("IWO"), and Northeast Unwired Inc., for warrants previously issued by IWO.

     In rendering this opinion, we have made such inquiries and examined, among other things, originals or copies, certified or otherwise identified to our satisfaction, of such records, agreements, certificates, instruments and other documents as we have considered necessary or appropriate for purposes of this opinion. Further we have assumed that the signatures on all documents examined by us are genuine, all individuals executing such documents had all requisite legal capacity and competency and (except in the case of documents signed on behalf of the Corporation) were duly authorized, the documents submitted to us as originals are authentic and the documents submitted to us as certified or reproduction copies conform to the originals.

     Based upon the foregoing and in reliance thereon, and subject to the qualifications, exceptions, assumptions and limitations herein contained, we are of the opinion that the Shares, when issued and delivered as provided in the Registration Statement upon exercise of the Exchanged Warrants and upon payment of the consideration therefor, will be duly authorized, validly issued, fully paid and nonaccessable.

     The foregoing opinion is limited to the Business Corporation Law of the State of Louisiana, and to the facts as they presently exist. We assume no obligation to revise or supplement this opinion in the event of changes in such law or the interpretations thereof or in the event of changes in such facts.
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April 15, 2002
Page 2


     This opinion letter is limited to the matters expressly stated herein and no opinion is implied or may be inferred beyond the matters expressly stated.


     We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement, although we do not thereby acknowledge that we are a person whose written consent is required under Section 7(a) of the Securities Act or the rules thereunder.

                                    Sincerely,

                                    /s/ Correro Fishman Haygood
                                    Phelps Walmsley & Casteix, L.L.P.